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                                                                      EXHIBIT 21

                              NEWPORT CORPORATION

                           Subsidiaries of Registrant



                                            State or Country of
Name of Subsidiary                            Incorporation
------------------                            -------------

Newport Domestic International Sales
 Corporation (Inactive)                       California


Newport European Distribution Company         California


Newport Government Systems, Inc. (Inactive)   California


RAM Optical Instrumentation, Inc.             California


MikroPrecision Instruments, Inc.              Nevada


Klinger Scientific Corporation                New York


Micro-Controle Benelux S.A. (Inactive)        Belgium


Newport Instruments Canada Corporation        Canada


MC Holding S.A.                               France


Micro-Controle S.A.                           France


Newport GmbH                                  Germany


Micro-Controle Italia S.r.l.                  Italy


Newport BV                                    Netherlands


Newport Instruments AG                        Switzerland


Newport Ltd.                                  United Kingdom


Micro-Controle Holdings Ltd. (Inactive)       United Kingdom


Micro-Controle Ltd. (Inactive)                United Kingdom


Micro-Controle UK Ltd. (Inactive)             United Kingdom


Newport Foreign Sales Corporation             U.S. Virgin Islands